NEWS RELEASE

EVEREST GROUP, LTD.

Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts

Media: Dawn Lauer	Investors: Matt Rohrmann
Chief Communications Officer	Head of Investor Relations
908.300.7670	908.604.7343

Everest Reports Third Quarter 2026 Results
Annualized Total Shareholder Return of 14.2%
Strengthened Casualty Reinsurance Reserves
Repurchased $474 million of Common Shares During the Quarter
HAMILTON, Bermuda – (BUSINESS WIRE) – October 28, 2026 – Everest Group, Ltd. (NYSE: EG), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, today reported its third quarter 2026 results.

“This quarter Everest generated an annualized total shareholder return of 14.2% as we executed on a number of initiatives including strengthening the balance sheet, accelerating capital return, and positioning the Company for its next chapter,” said Jim Williamson, Everest President and CEO. “Our Reinsurance Treaty team is navigating the market cycle with the highest level of discipline, while leveraging its expertise and competitive advantages to maintain our focus on bottom-line results. Our Global Wholesale & Specialty business continues to generate momentum with strong profitable growth in specialty lines and targeted international markets. Our high-quality investment portfolio contributed $634 million in net investment income. As we approach the final stretch of the year and head into 2027, we are focused on executing our strategies across our Core businesses and proactively deploying capital, where share repurchases remain a top priority.”

Third Quarter 2026 Highlights
•Net income of $233 million, equal to $6.12 per diluted share versus third quarter 2025 net income of $255 million, equal to $6.09 per diluted share
•Net operating income of $290 million, equal to $7.62 per diluted share versus third quarter 2025 net operating income of $316 million, equal to $7.54 per diluted share
•Total Shareholder Return of 14.2% annualized1; Annualized 6.0% Net Income ROE and 7.4% Net Operating Income ROE
•Book value per share of $381.04 at September 30, 2026 versus $379.83 at December 31, 2025
•Book value per share excluding unrealized gains (losses) on fixed maturity, available for sale securities of $414.00 at September 30, 2026 versus $379.70 at December 31, 2025
•$3.7 billion in gross written premium from Core businesses, a year-over-year decrease of 4.0%, which includes a 6.2% decrease for Reinsurance Treaty and a 3.2% increase for Global Wholesale & Specialty on a comparable basis
•Combined ratio of 105.8% for Core businesses, which includes 108.5% for Reinsurance Treaty and 97.3% for Global Wholesale & Specialty

•Attritional combined ratios of 87.0% for Core businesses, which includes 84.9% for Reinsurance Treaty and 93.7% for Global Wholesale & Specialty
•Net unfavorable reserve development of approximately $268 million in prior year loss reserves, resulting in an increase of 8.5 points on the Group combined ratio
•Pre-tax underwriting income (loss) of $(223) million for Group, $(191) million for Reinsurance Treaty, $19 million for Global Wholesale & Specialty, and $(51) million for Legacy
•Net investment income of $634 million versus $540 million in the prior year quarter, driven by higher alternative investment returns

* Core businesses consist of our Reinsurance Treaty and Global Wholesale & Specialty segments
(1) Denotes annualized figure; represents Total Shareholder Return or "TSR". Annualized TSR is calculated as year to date growth in book value per common share outstanding excluding URA(D) on fixed maturity, available for sale securities plus year-to-date dividends per share.

Consolidated Financial Summary

	Quarter-to-Date		Year-to-Date
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025
Net income (loss)	$233	$255	$1,445	$1,145
Net income (loss) per diluted common share	$6.12	$6.09	$36.85	$27.06
Net income (loss) return on average equity (annualized)	6.0%	6.6%	12.5%	10.1%

Net operating income (loss) (2) (5)	$290	$316	$1,620	$1,326
Net operating income (loss) per diluted common share (2) (5)	$7.62	$7.54	$41.30	$31.33
After-tax net operating income (loss) return on average equity (annualized) (2) (5)	7.4%	8.2%	14.0%	11.7%

Book value per common share outstanding	$381.04	$366.22	$381.04	$366.22
Book value per common share outstanding excluding URA(D) (2)	$414.00	$368.29	$414.00	$368.29
Total Shareholder Return ("TSR") - Annualized			14.2%	12.3%

Weighted average common shares outstanding - diluted	37.6	41.4	38.7	41.8
Common shares outstanding	37.4	42.0	37.4	42.0

Total shareholders' equity	$14,252	$15,375	$14,252	$15,375
Total shareholders' equity excluding URA(D)	$15,485	$15,462	$15,485	$15,462

Net investment income	$634	$540	$1,725	$1,563
Total investments and cash	$43,965	$45,831	$43,965	$45,831

Total Capital Return
Common share repurchases	$474	$—	$1,200	$400
Number of common shares repurchased	1,268,158	—	3,426,047	1,154,883
Dividends per share	$2.00	$2.00	$6.00	$6.00
Dividends to shareholders	$75	$84	$233	$253

All values in USD millions except for per share amounts and percentages

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(5) After-tax net operating income (loss) consists of net income (loss) excluding after-tax acquisition, divestiture and restructuring costs, after-tax ceded prior year favorable (unfavorable) loss reserve development on reserves that are subject to the external Adverse Development Cover (“ADC”) and the related amortization of the deferred gain, after-tax net gains (losses) on investments, and after-tax net foreign exchange income (expense). After-tax net operating income (loss) return on average equity (annualized) is calculated by dividing after-tax net operating income (loss) by average shareholders' equity, adjusted for average net unrealized depreciation (appreciation) ("URA(D)") of fixed maturity, available for sale securities. See "Comments on Non-GAAP Financial Measures" for a reconciliation of net income, the most comparable GAAP measure, to after-tax net operating income.

The following information summarizes the Company’s underwriting results on a total reportable segments basis, Core businesses basis and by reportable segment – Reinsurance Treaty, Global Wholesale & Specialty, and Legacy, with selected commentary on these results.

Underwriting Results - Total Reportable Segments

	Quarter-to-Date			Year-to-Date
	September 30,	September 30,		September 30,	September 30,
	2026	2025	Change	2026	2025	Change
Gross written premiums	$3,742	$4,375	(14.5)%	$11,116	$13,446	(17.3)%
Net written premiums	$2,968	$3,754	(20.9)%	$9,192	$11,607	(20.8)%
Net premiums earned	$3,156	$3,855	(18.1)%	$10,220	$11,698	(12.6)%

Key Ratios (6)
Loss Ratio:
Current year	58.0%	59.9%	(1.9) pts	59.0%	60.4%	(1.4) pts
Prior year unfavorable (favorable) (6)	8.5%	12.4%	(3.9) pts	2.2%	4.6%	(2.4) pts
Catastrophe	10.5%	1.3%	9.2 pts	5.4%	5.2%	0.2 pts
Total loss ratio	77.0%	73.6%	3.4 pts	66.6%	70.1%	(3.5) pts
Commission and brokerage ratio	23.7%	23.1%	0.6 pts	23.3%	22.2%	1.1 pts
Other underwriting expenses	6.3%	6.7%	(0.3) pts	6.3%	6.4%	(0.1) pts
Combined ratio	107.1%	103.4%	3.7 pts	96.3%	98.7%	(2.4) pts
Attritional combined ratio (3)	88.4%	89.6%	(1.2) pts	88.8%	89.5%	(0.7) pts

Pre-tax net catastrophe losses (4)	$322	$50		$546	$542
Pre-tax net prior year unfavorable (favorable) development (6)	$268	$478		$226	$537

All values in USD millions except for percentages

Notes
(3) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, and prior year unfavorable (favorable) development. Attritional ratios are non-GAAP financial measures. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(4) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.
(6) On October 26, 2025 (effective October 1, 2025), the Company entered into two adverse development reinsurance agreements ("ADC"). These agreements provide coverage for potential adverse development on North American liabilities within the Global Wholesale & Specialty and Legacy segments for net losses and net LAE with dates of loss prior to January 1, 2025, that are paid on or after the effective date. To remove timing differences created by the retroactive reinsurance accounting model and improve the comparability between periods of underlying results, management excludes the following from the Global Wholesale & Specialty and Legacy segments and total reportable segment results:
•Any ceded prior year favorable (unfavorable) reserve development on reserves subject to the ADC
•The related amortization of the deferred gain from prior year incurred losses and LAE

See "Comments on Non-GAAP Financial Measures" for a reconciliation of incurred losses and LAE and respective loss ratio metrics.

Underwriting Results - Core Businesses2

	Quarter-to-Date			Year-to-Date
	September 30,	September 30,		September 30,	September 30,
	2026	2025	Change	2026	2025	Change
Gross written premiums	$3,663	$3,785	(3.2)%	$10,808	$11,398	(5.2)%
Net written premiums	$2,911	$3,309	(12.0)%	$8,974	$10,042	(10.6)%
Net premiums earned	$2,949	$3,317	(11.1)%	$9,291	$10,082	(7.8)%

Key Ratios (6)
Loss Ratio:
Current year	57.0%	57.7%	(0.7) pts	57.3%	58.0%	(0.7) pts
Prior year unfavorable (favorable) (6)	8.6%	(0.2)%	8.8 pts	2.3%	0.5%	1.8 pts
Catastrophe	10.6%	1.5%	9.1 pts	5.6%	5.7%	(0.1) pts
Total loss ratio	76.1%	58.9%	17.2 pts	65.2%	64.3%	0.9 pts
Commission and brokerage ratio	24.5%	25.4%	(0.9) pts	24.5%	24.3%	0.2 pts
Other underwriting expenses	5.2%	4.6%	0.6 pts	5.0%	4.2%	0.8 pts
Combined ratio	105.8%	88.9%	16.9 pts	94.7%	92.8%	1.9 pts
Attritional combined ratio (3)	87.0%	87.6%	(0.6) pts	87.0%	87.2%	(0.2) pts

Pre-tax net catastrophe losses (4)	$302	$48		$507	$514
Pre-tax net prior year unfavorable (favorable) development (6)	$253	$(7)		$211	$54

All values in USD millions except for percentages

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(3) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, and prior year unfavorable (favorable) development. Attritional ratios are non-GAAP financial measures. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(4) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.
(6) On October 26, 2025 (effective October 1, 2025), the Company entered into two adverse development reinsurance agreements ("ADC"). These agreements provide coverage for potential adverse development on North American liabilities within the Global Wholesale & Specialty and Legacy segments for net losses and net LAE with dates of loss prior to January 1, 2025, that are paid on or after the effective date. To remove timing differences created by the retroactive reinsurance accounting model and improve the comparability between periods of underlying results, management excludes the following from the Global Wholesale & Specialty and Legacy segments and total reportable segment results:
•Any ceded prior year favorable (unfavorable) reserve development on reserves subject to the ADC
•The related amortization of the deferred gain from prior year incurred losses and LAE

See "Comments on Non-GAAP Financial Measures" for a reconciliation of incurred losses and LAE and respective loss ratio metrics.

Underwriting Results - Reinsurance Treaty Segment

	Quarter-to-Date			Year-to-Date
	September 30,	September 30,		September 30,	September 30,
	2026	2025	Change	2026	2025	Change
Gross written premiums	2,715	2,867	(5.3)%	8,109	8,753	(7.4)%
Net written premiums	2,164	2,548	(15.1)%	6,797	7,861	(13.5)%
Net premiums earned	2,243	2,579	(13.0)%	7,158	7,885	(9.2)%

Key Ratios
Loss Ratio:
Current year	56.0%	56.8%	(0.8) pts	56.6%	56.7%	(0.1) pts
Prior year unfavorable (favorable)	11.3%	(0.6)%	11.9 pts	3.1%	0.5%	2.6 pts
Catastrophe	12.8%	1.6%	11.2 pts	6.3%	7.0%	(0.7) pts
Total loss ratio	80.1%	57.8%	22.3 pts	66.0%	64.2%	1.8 pts
Commission and brokerage ratio	25.5%	26.8%	(1.3) pts	25.6%	25.5%	0.1 pts
Other underwriting expenses	2.9%	2.4%	0.5 pts	2.8%	2.4%	0.4 pts
Combined ratio	108.5%	87.0%	21.5 pts	94.3%	92.1%	2.3 pts
Attritional combined ratio (3)	84.9%	86.0%	(1.1) pts	85.1%	85.4%	(0.3) pts

Pre-tax net catastrophe losses (4)	277	43		442	489
Pre-tax net prior year unfavorable (favorable) development	253	(16)		220	43

All values in USD millions except for percentages

•Gross written premiums decreased 6.2% versus the prior year quarter on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, to approximately $2.7 billion.
•Reduction in gross written premiums was primarily led by decreases of 24.8% in Casualty XOL and 15.8% in Casualty Pro-Rata, while property decreased 1.8%, when adjusting for reinstatement premiums.
•Attritional loss ratio decreased 50 basis points over third quarter 2025 to 56.3%, while the attritional combined ratio decreased 110 basis points to 84.9% versus a year ago.
•Net adverse prior year reserve development of $253 million, including gross casualty reserve strengthening of approximately $600 million, on top of the over $200 million of reserve strengthening in 2Q26.
•Pre-tax catastrophe losses were $277 million net of estimated recoveries and reinstatement premiums, driven primarily by losses from the Colombia Earthquake and events in the Middle East, as well as a number of weather-related losses globally. Pre-tax catastrophe losses were $43 million in the prior-year quarter.

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(3) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, and prior year unfavorable (favorable) development. Attritional ratios are non-GAAP financial measures. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(4) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Underwriting Results - Global Wholesale & Specialty Segment

	Quarter-to-Date			Year-to-Date
	September 30,	September 30,		September 30,	September 30,
	2026	2025	Change	2026	2025	Change
Gross written premiums	$948	$918	3.3%	$2,699	$2,646	2.0%
Net written premiums	$747	$761	(1.9)%	$2,177	$2,182	(0.2)%
Net premiums earned	$705	$737	(4.3)%	$2,133	$2,197	(2.9)%

Key Ratios (6)
Loss Ratio:
Current year	60.0%	61.0%	(1.0) pts	59.8%	62.9%	(3.1) pts
Prior year unfavorable (favorable) (6)	—%	1.2%	(1.2) pts	(0.4)%	0.5%	(0.9) pts
Catastrophe	3.5%	0.8%	2.7 pts	3.0%	1.1%	1.9 pts
Total loss ratio	63.6%	63.0%	0.6 pts	62.5%	64.5%	(2.0) pts
Commission and brokerage ratio	21.1%	20.2%	0.9 pts	21.0%	20.0%	1.0 pts
Other underwriting expenses	12.6%	12.3%	0.3 pts	12.6%	10.9%	1.7 pts
Combined ratio	97.3%	95.5%	1.8 pts	96.0%	95.4%	0.6 pts
Attritional combined ratio (3)	93.7%	93.4%	0.3 pts	93.4%	93.6%	(0.2) pts

Pre-tax net catastrophe losses (4)	$25	$6		$65	$25
Pre-tax net prior year unfavorable (favorable) development (6)	$—	$9		$(9)	$10

All values in USD millions except for percentages

•Gross written premiums increased 3.2% on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, to approximately $948 million as we continued to improve the mix and quality of the portfolio.
•Growth in gross written premiums was led by increases of 27.5% in Financial Lines, 21.5% in Specialty, and 19.7% in Casualty, partially offset by decreases of 21.4% in Facultative and 6.0% in Property.
•Attritional loss ratio improved 90 basis points over third quarter 2025 to 60.0%, while the attritional combined ratio increased by 30 basis points to 93.7% versus a year ago.
•Total expense ratio increased 120 basis points to 33.7% due to mix and lower earned premium.
•Pre-tax catastrophe losses were $25 million, net of estimated recoveries and reinstatement premiums, an increase versus the prior year quarter.

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(3) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, and prior year unfavorable (favorable) development. Attritional ratios are non-GAAP financial measures. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(4) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.
(6) On October 26, 2025 (effective October 1, 2025), the Company entered into two adverse development reinsurance agreements ("ADC"). These agreements provide coverage for potential adverse development on North American liabilities within the Global Wholesale & Specialty and Legacy segments for net losses and net LAE with dates of loss prior to January 1, 2025, that are paid on or after the effective date. To remove timing differences created by the retroactive reinsurance accounting model and improve the comparability between periods of underlying results, management excludes the following from the Global Wholesale & Specialty and Legacy segments and total reportable segment results:
•Any ceded prior year favorable (unfavorable) reserve development on reserves subject to the ADC
•The related amortization of the deferred gain from prior year incurred losses and LAE

See "Comments on Non-GAAP Financial Measures" for a reconciliation of incurred losses and LAE and respective loss ratio metrics.

Underwriting Results - Legacy Segment

	Quarter-to-Date		Year-to-Date
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025
Gross written premiums	$79	$590	$308	$2,048
Net written premiums	$57	$444	$218	$1,565
Net premiums earned	$208	$539	$929	$1,616

Incurred losses and LAE
Current year	152	395	702	1,211
Prior year unfavorable (favorable) (6)	14	486	14	484
Catastrophes	20	2	39	28
Total incurred losses and LAE	186	882	755	1,723
Commission, brokerage, taxes and fees	26	50	108	144
Other underwriting expenses	46	105	175	324
Underwriting income (loss) (2) (6)	$(51)	$(498)	$(109)	$(575)

KEY METRIC
Net reserve for losses and loss adjustment expenses before impact of ADC (2)	$5,882	$6,306	$5,882	$6,306

All values in USD millions

•Our Legacy segment now encompasses our commercial retail insurance business following the announcement of the commercial retail insurance renewal rights transaction.
•Net premiums earned in the quarter were largely driven by the commercial retail insurance business, which remain on track with our expectations following the announcement of the renewal rights transaction.
•Net adverse prior year reserve development of $14 million not subject to the ADC, driven by two mid-sized property losses.

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(6) On October 26, 2025 (effective October 1, 2025), the Company entered into two adverse development reinsurance agreements ("ADC"). These agreements provide coverage for potential adverse development on North American liabilities within the Global Wholesale & Specialty and Legacy segments for net losses and net LAE with dates of loss prior to January 1, 2025, that are paid on or after the effective date. To remove timing differences created by the retroactive reinsurance accounting model and improve the comparability between periods of underlying results, management excludes the following from the Global Wholesale & Specialty and Legacy segments and total reportable segment results:
•Any ceded prior year favorable (unfavorable) reserve development on reserves subject to the ADC
•The related amortization of the deferred gain from prior year incurred losses and LAE

See "Comments on Non-GAAP Financial Measures" for a reconciliation of incurred losses and LAE and respective loss ratio metrics.

This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. Forward-looking statements reflect management’s current expectations based on assumptions we believe are reasonable but are not guarantees of performance. Actual results may differ materially from those contained in forward-looking statements made on behalf of the Company. Forward-looking statements involve risks and uncertainties that include, but are not limited to, the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, our ability to execute divestitures, obtain regulatory approvals and effectuate strategic transactions, including the sale of our retail commercial insurance business, investment market and investment income fluctuations, trends in insured and paid losses, catastrophes, pandemics, regulatory developments and legal uncertainties, expenses related to divestitures and other factors described in our SEC filings, including but not limited to our latest Annual Report on Form 10-K and quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest
Everest Group, Ltd. (Everest) is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: EG) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com.

A conference call discussing the results will be held at 8:00 a.m. Eastern Time on Thursday October 29, 2026. The call will be available on the Internet through the Company’s website at https://investors.everestglobal.com/overview.

Recipients are encouraged to visit the Company’s website to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestglobal.com in the “Investors/Financials/Quarterly Results” section of the website. The supplemental financial information may also be obtained by contacting the Company directly.
_______________________________________________

Comments on Non-GAAP Financial Measures
In this Press Release, the Company has included certain non-GAAP financial measures which include the following:
•after-tax net operating income (loss) and after-tax net operating income (loss) per diluted share,
•net operating income return on equity ("ROE"),
•book value per common share outstanding excluding net unrealized appreciation (depreciation) on fixed maturity, available for sale securities ("URA(D)"),
•Annualized Total Shareholder Return,
•underwriting income (loss),
•net reserves for losses and loss adjustment expenses before the impact of ADC (Legacy Segment Metric),
•attritional loss ratio,
•attritional combined ratio, and
•gross written premiums presented on a comparable basis.
The Company has also presented results of its "Core" businesses, consisting of the Reinsurance Treaty and Global Wholesale & Specialty segments (excluding the Legacy segment), to reflect the businesses that are the Company's primary strategic focus. The Company presents these non-GAAP financial measures to facilitate a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. The Company believes that such measures are important to investors and other interested persons, and that these measures are a useful supplement to GAAP information concerning the Company’s performance. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, or superior to, the Company’s financial measures prepared in accordance with generally accepted accounting principles ("GAAP").
A reconciliation of the non-GAAP financial measures to the most comparable corresponding GAAP financial measures is included below.

After-tax net operating income (loss) and after-tax net operating income (loss) per diluted share
After-tax net operating income (loss) (also referred to in this release as net operating income) consists of net income (loss) excluding after-tax acquisition, divestiture and restructuring costs, after-tax ceded prior year unfavorable (favorable) loss reserve development on reserves that are subject to the external adverse development cover ("ADC") and the related amortization of the deferred gain, after-tax net gains (losses) on investments and after-tax net foreign exchange income (expense), as shown below:

(Dollars in millions, except per share amounts)	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025

	(unaudited)				(unaudited)

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (loss)	$233	$6.12	$255	$6.09	$1,445	$36.85	$1,145	$27.06
After-tax acquisition, divestiture and restructuring costs	18	0.46	—	—	108	2.76	—	—
After-tax ceded prior year unfavorable (favorable) development and related amortization under ADC	—	—	—	—	7	0.18	—	—
After-tax net gains (losses) on investments	51	1.35	37	0.87	65	1.67	46	1.09
After-tax net foreign exchange income (expense)	(12)	(0.30)	24	0.58	(6)	(0.15)	135	3.18

After-tax net operating income (loss)	$290	$7.62	$316	$7.54	$1,620	$41.30	$1,326	$31.33

(Some amounts may not reconcile due to rounding.)
Although net gains (losses) on investments and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net gains (losses) on investments and foreign exchange income (expense) is independent of the insurance underwriting process. The Company believes that the level of net gains (losses) on investments and net foreign exchange income (expense) for any particular period are not indicative of the performance of the underlying business in that particular period. Additionally, the Company believes acquisition, divestiture and restructuring costs, which are comprised of transactional gain (losses) and one-time expenses, are of a non-recurring nature as they are associated with acquiring or divesting businesses and restructuring activities. Lastly, the retroactive reinsurance accounting model applied to the ADC creates volatility in the statement of operations that is not representative of the underlying economic substance of the transaction. Management is excluding the ceded prior year favorable (unfavorable) reserve development on reserves that are subject to the ADC and the related amortization of the deferred gain from the after-tax net operating income to improve comparability between periods and to remove this timing difference created by the retroactive reinsurance accounting model from its net operating income measure.
Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax net operating income (loss) in their analyses for the reasons discussed above. The Company provides after-tax net operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

Net Operating Income Return on Equity ("ROE")
Net Operating Income ROE (also referred to as operating ROE) is calculated by dividing after-tax net operating income (loss) by average shareholders' equity, adjusted for average net unrealized depreciation (appreciation) of fixed maturity, available for sale securities. A reconciliation of net income, the most comparable GAAP measure, to net operating income is presented above. The Company believes net operating income ROE is a useful measure for management and investors as it allows for better comparability and removes variability when assessing the results of operations. A reconciliation of Net Operating Income ROE and Net Income ROE is shown below.

	Quarter-to-Date		Year-to-Date
(Dollars in millions)	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025

	(unaudited)		(unaudited)

Beginning of period shareholders' equity	$15,430	$15,019	$15,461	$13,875
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	342	252	(5)	849
Adjusted beginning of period shareholders' equity	$15,772	$15,272	$15,455	$14,724

End of period shareholders' equity	$14,252	$15,375	$14,252	$15,375
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	1,233	87	1,233	87
Adjusted end of period shareholders' equity	$15,485	$15,462	$15,485	$15,462

Average adjusted shareholders' equity	$15,628	$15,367	$15,470	$15,093

Net income (loss)	$233	$255	$1,445	$1,145
After-tax acquisition, divestiture and restructuring costs	18	—	108	—
After-tax ceded prior year unfavorable (favorable) development and related amortization under ADC	—	—	7	—
After-tax net gains (losses) on investments	51	37	65	46
After-tax foreign exchange income (expense)	(12)	24	(6)	135
After-tax net operating income (loss)	$290	$316	$1,620	$1,326

Return on equity (annualized)
Net income (loss)	6.0%	6.6%	12.5%	10.1%
After-tax acquisition, divestiture and restructuring costs	0.5%	—%	0.9%	—%
After-tax ceded prior year unfavorable (favorable) development and related amortization under ADC	—%	—%	0.1%	—%
After-tax net gains (losses) on investments	1.3%	1.0%	0.6%	0.4%
After-tax foreign exchange income (expense)	(0.3)%	0.6%	(0.1)%	1.2%
After-tax net operating income (loss)	7.4%	8.2%	14.0%	11.7%

(Some amounts may not reconcile due to rounding.)

Book value per common share outstanding excluding URA(D)
Book value per common share outstanding excluding net unrealized appreciation (depreciation) of fixed maturity, available for sale securities ("URA(D)") is calculated as reported shareholders' equity less URA(D), divided by common shares outstanding. Book value per share is the most comparable GAAP measure. The Company believes this metric is useful to management and investors as it shows the value of shareholder returns on a per share basis after eliminating the variability of investments held at fair value. Please see the table below for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.
Annualized Total Shareholder Return
Annualized TSR ("TSR") is calculated as year-to-date growth in book value per common share outstanding (excluding URA(D)) plus year-to-date dividends per share. As further discussed above, book value per common share outstanding (excluding URA(D)) is a non-GAAP measure. Please see the table below for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.

	As of
(Dollars in millions, except per share amounts)	September 30,	September 30,
	2026	2025

End of period shareholders' equity	$14,252	$15,375
Net URA(D)	1,233	87
Adjusted end of period shareholders' equity	$15,485	$15,462

Common shares outstanding	37.4	42.0

Book value per common share outstanding	$381.04	$366.22
Less: URA(D) of fixed maturity, available for sale securities	(32.96)	(2.07)
Book value per common share outstanding (excluding URA(D))	$414.00	$368.29

Total Shareholder Return (TSR)	14.2%	12.3%

(Some amounts may not reconcile due to rounding.)

Underwriting Income (Loss)
Underwriting income (loss) is calculated as net premiums earned, less (1) incurred losses and loss adjustment expenses adjusted to exclude ceded prior year favorable (unfavorable) reserve development on reserves subject to the ADC and the related amortization of the deferred gain, (2) commission, brokerage, taxes and fees, and (3) other underwriting expenses. Net income (loss) is the most comparable GAAP measure. The Company believes underwriting income is a useful measure for management and investors when assessing the performance of the Company's reinsurance and insurance business segments. Core businesses consist of the Reinsurance Treaty and Global Wholesale & Specialty segments (excluding the Legacy segment) to reflect the businesses that are the Company's primary strategic focus. A reconciliation of Underwriting Income (Loss) and Net Income is shown below.

	Quarter-to-Date
	September 30, 2026					September 30, 2025

	(unaudited)

(Dollars in millions)	Reinsurance Treaty	Global Wholesale & Specialty	Core Businesses	Legacy	Total Consolidated	Reinsurance Treaty	Global Wholesale & Specialty	Core Businesses	Legacy	Total Consolidated
Net premiums earned	$2,243	$705	$2,949	$208	$3,156	$2,579	$737	$3,317	$539	$3,855
Less: Incurred losses and LAE	1,797	449	2,245	186	2,432	1,490	465	1,955	882	2,837
Less: Commission, brokerage, taxes and fees	572	149	721	26	747	692	149	841	50	890
Less: Other underwriting expenses	65	89	154	46	200	62	90	152	105	258
Underwriting income (loss)	$(191)	$19	$(172)	$(51)	$(223)	$335	$33	$369	$(498)	$(130)

Ceded prior year (unfavorable) favorable development and related amortization under ADC					—					—
Net investment income					634					540
Net gains (losses) on investments					(68)					(47)
Corporate expenses					(30)					(27)
Interest, fee and bond issue cost amortization expense					(36)					(38)
Other income (expense)					(9)					(29)
Income tax benefit (expense)					(36)					(14)
Net income (loss)					$233					$255

(Some amounts may not reconcile due to rounding.)

Net reserve for losses and loss adjustment expenses before impact of the ADC (Legacy Segment Metric)
Net reserve for losses and loss adjustment expenses (“LAE”) before impact of the ADC is calculated as reserve for losses and LAE, less unpaid reinsurance loss recoverable adjusted to exclude the unpaid recoverable of the ADC reinsurance agreements. Due to the run-off nature of the Legacy business and the Company’s focus on managing and settling existing liabilities, the company introduced net reserves for losses and LAE before impact of the ADC as a Legacy segment performance measure to better align with how management evaluates the business. This measure is not meaningful for the Global Wholesale & Specialty and the Reinsurance Treaty segments so it is not used as a measure to manage these segments.
The following table is a reconciliation of the Legacy reserve for losses and LAE including and excluding the impact of ADC for the periods noted:

(Dollars in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Group - Incurred Losses and Loss Adjustment Expenses:
Incurred losses and loss adjustment expenses - Consolidated Statements Of Operations	$2,432	$2,837	$6,819	$8,203
Less: ceded prior year unfavorable (favorable) development and related amortization under ADC	—	—	8	—
Incurred losses and loss adjustment expenses - total reportable segments	$2,432	$2,837	$6,811	$8,203

Legacy Segment Key Metric:
Reserve for losses and loss adjustment expenses	$7,790	$8,379	$7,790	$8,379
Less: unpaid reinsurance loss recoverables before impact of ADC	(1,907)	(2,073)	(1,907)	(2,073)
Net reserve for losses and loss adjustment expenses before impact of ADC	$5,882	$6,306	$5,882	$6,306

(Some amounts may not reconcile due to rounding.)

Attritional Loss Ratio and Attritional Combined Ratio
The loss ratio is calculated as the sum of total incurred losses and loss adjustment expenses less the ceded prior year favorable (unfavorable) reserve development on reserves subject to the ADC and the related amortization of the deferred gain, divided by net premiums earned. The combined ratio is calculated as the sum of total incurred losses and loss adjustment expenses less the ceded prior year favorable (unfavorable) reserve development on reserves subject to the ADC and the related amortization of the deferred gain, commission and brokerage expenses, and other underwriting expenses, divided by net premiums earned. The attritional loss ratio and attritional combined ratio are defined as the loss ratio and the combined ratio, respectively, adjusted to exclude catastrophe losses, net catastrophe reinstatement premiums, and prior year development. The Company believes the attritional ratios are useful to management and investors because the adjusted ratios provide for better comparability and more accurately measure the Company’s underlying underwriting performance. Core businesses consist of the Reinsurance Treaty and Global Wholesale & Specialty segments (excluding the Legacy segment) to reflect the businesses that are the Company's primary strategic focus. The following tables are a reconciliation of the loss ratio and attritional loss ratio, and the combined ratio and attritional combined ratio for the periods noted:

	Three Months Ended September 30,
	2026				2025

	(unaudited)

	Reinsurance Treaty	Global Wholesale & Specialty	Core Businesses	Total Reportable Segments	Reinsurance Treaty	Global Wholesale & Specialty	Core Businesses	Total Reportable Segments
Loss ratio	80.1%	63.6%	76.1%	77.0%	57.8%	63.0%	58.9%	73.6%
Adjustment for catastrophe losses	(12.8)%	(3.5)%	(10.6)%	(10.5)%	(1.6)%	(0.8)%	(1.5)%	(1.3)%
Adjustment for reinstatement premiums	0.3%	—%	0.2%	0.2%	—%	—%	—%	—%
Adjustment for prior year development	(11.3)%	—%	(8.6)%	(8.5)%	0.6%	(1.2)%	0.2%	(12.4)%
Adjustment for other items	0.1%	—%	0.1%	0.1%	—%	(0.1)%	—%	—%
Attritional loss ratio	56.3%	60.0%	57.2%	58.3%	56.8%	60.9%	57.7%	59.9%

(Some amounts may not reconcile due to rounding.)

	Three Months Ended September 30,
	2026				2025

	(unaudited)

	Reinsurance Treaty	Global Wholesale & Specialty	Core Businesses	Total Reportable Segments	Reinsurance Treaty	Global Wholesale & Specialty	Core Businesses	Total Reportable Segments
Combined ratio	108.5%	97.3%	105.8%	107.1%	87.0%	95.5%	88.9%	103.4%
Adjustment for catastrophe losses	(12.8)%	(3.5)%	(10.6)%	(10.5)%	(1.6)%	(0.8)%	(1.5)%	(1.3)%
Adjustment for reinstatement premiums	0.4%	—%	0.3%	0.3%	—%	—%	—%	—%
Adjustment for prior year development	(11.3)%	—%	(8.6)%	(8.5)%	0.6%	(1.2)%	0.2%	(12.4)%
Adjustment for other items	0.1%	—%	0.1%	0.1%	—%	(0.2)%	—%	—%
Attritional combined ratio	84.9%	93.7%	87.0%	88.4%	86.0%	93.4%	87.6%	89.6%

(Some amounts may not reconcile due to rounding.)

Gross Written Premium on a Comparable Basis
The Company has included in this Press Release certain changes in gross written premium on a comparable basis, reflecting constant currency basis and excluding reinstatement premiums. Constant currency basis excludes the impact of foreign exchange rates. The Company provides change in gross written premium on a comparable basis to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance. Core businesses consist of the Reinsurance Treaty and Global Wholesale & Specialty segments (excluding the Legacy segment) to reflect the businesses that are the Company's primary strategic focus. The following tables are a reconciliation of gross written premium and period-over-period changes on a GAAP basis to the non-GAAP comparable basis for the periods noted:

(Dollars in millions)	Quarter-to-Date
	September 30, 2026	September 30, 2025	Change

	(unaudited)

	Gross Written Premium	Gross Written Premium	% Impact
Group	$3,742	$4,375	(14.5)%
Adjustment for gross CAT reinstatement premiums	(18)	(3)	(0.4)%
Adjustment for foreign exchange effect	—	14	(0.3)%
Group (comparable basis)	$3,724	$4,386	(15.1)%

Core Businesses	$3,663	$3,785	(3.2)%
Adjustment for gross CAT reinstatement premiums	(18)	(3)	(0.4)%
Adjustment for foreign exchange effect	—	13	(0.3)%
Core Businesses (comparable basis)	$3,645	$3,796	(4.0)%

Reinsurance Treaty	$2,715	$2,867	(5.3)%
Adjustment for gross CAT reinstatement premiums	(18)	(3)	(0.5)%
Adjustment for foreign exchange effect	—	12	(0.4)%
Reinsurance Treaty (comparable basis)	$2,697	$2,877	(6.2)%

Global Wholesale & Specialty	$948	$918	3.3%
Adjustment for gross CAT reinstatement premiums	—	—	—%
Adjustment for foreign exchange effect	—	1	(0.1)%
Global Wholesale & Specialty (comparable basis)	$948	$919	3.2%

Legacy	$79	$590	(86.7)%
Adjustment for gross CAT reinstatement premiums	—	—	—%
Adjustment for foreign exchange effect	—	1	—%
Legacy (comparable basis)	$79	$590	(86.7)%
(Some amounts may not reconcile due to rounding.)
--Financial Details Follow--

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions of U.S. dollars, except per share amounts)	2026	2025	2026	2025
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$3,156	$3,855	$10,220	$11,698
Net investment income	634	540	1,725	1,563
Net gains (losses) on investments	(68)	(47)	(86)	(59)
Other income (expense)	(9)	(29)	(117)	(129)
Total revenues	3,713	4,319	11,742	13,073

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	2,432	2,837	6,819	8,203
Commission, brokerage, taxes and fees	747	890	2,386	2,595
Other underwriting expenses	200	258	641	750
Corporate expenses	30	27	101	79
Interest, fees and bond issue cost amortization expense	36	38	107	114
Total claims and expenses	3,445	4,050	10,054	11,740

INCOME (LOSS) BEFORE TAXES	268	269	1,688	1,332
Income tax expense (benefit)	36	14	243	187

NET INCOME (LOSS)	$233	$255	$1,445	$1,145

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") of securities arising during the period	(935)	129	(1,295)	714
Reclassification adjustment for realized losses (gains) included in net income (loss)	44	37	57	48
Total URA(D) of securities arising during the period	(891)	165	(1,238)	762

Foreign currency translation and other adjustments	9	1	(23)	230

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	—	—	(1)	(8)
Total benefit plan net gain (loss) for the period	—	—	(1)	(8)
Total other comprehensive income (loss), net of tax	(882)	167	(1,262)	984

COMPREHENSIVE INCOME (LOSS)	$(649)	$422	$183	$2,129

EARNINGS PER COMMON SHARE:
Basic	$6.12	$6.09	$36.85	$27.06
Diluted	6.12	6.09	36.85	27.06

EVEREST GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(In millions of U.S. dollars, except par value per share)	2026	2025
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at fair value
(amortized cost: 2026, $34,680; 2025, $34,620, credit allowances: 2026, $(115); 2025, $(68))	$33,058	$34,573
Fixed maturities - held to maturity, at amortized cost
(fair value: 2026, $549; 2025, $576, net of credit allowances: 2026, $(7); 2025, $(6))	563	567
Equity securities, at fair value	161	180
Other invested assets	6,141	5,796
Short-term investments	3,055	2,994
Cash	987	1,318
Total investments and cash	43,965	45,429
Accrued investment income	408	436
Premiums receivable (net of credit allowances: 2026, $(112); 2025, $(94))	5,828	5,727
Reinsurance loss recoverables (net of credit allowances: 2026, $(62); 2025, $(57))	5,196	5,110
Funds held by reinsureds	1,392	1,326
Deferred acquisition costs	1,460	1,546
Prepaid reinsurance premiums	871	653
Income tax asset, net	1,322	915
Other assets (net of credit allowances: 2026, $(17); 2025, $(17))	1,609	1,372
TOTAL ASSETS	$62,052	$62,514

LIABILITIES:
Reserve for losses and loss adjustment expenses	35,288	34,312
Unearned premium reserve	6,409	7,275
Funds held under reinsurance treaties	273	267
Amounts due to reinsurers	1,013	642
Losses in course of payment	213	151
Senior notes	2,353	2,352
Long-term notes	218	218
Borrowings from FHLB	1,019	1,019
Accrued interest on debt and borrowings	43	21
Unsettled securities payable	30	—
Other liabilities	943	797
Total liabilities	47,800	47,054

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50.0 shares authorized; no shares issued and outstanding	—	—
Common shares, par value: $0.01; 200.0 shares authorized; 74.5 (2026) and 74.4 (2025)
shares issued and outstanding	1	1
Additional paid-in capital	3,891	3,852
Accumulated other comprehensive income (loss), net of deferred income tax expense (benefit)
of $(335) at 2026 and $(23) at 2025	(1,314)	(52)
Treasury shares, at cost; 37.1 (2026) and 33.7 (2025)	(6,104)	(4,906)
Retained earnings	17,777	16,565
Total shareholders' equity	14,252	15,461
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$62,052	$62,514

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
(In millions of U.S. dollars)	2026	2025
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,445	$1,145
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(158)	(417)
Decrease (increase) in funds held by reinsureds, net	(62)	(43)
Decrease (increase) in reinsurance recoverables	(284)	(266)
Decrease (increase) in income taxes	(106)	80
Decrease (increase) in prepaid reinsurance premiums	(255)	77
Increase (decrease) in reserve for losses and loss adjustment expenses	1,251	3,086
Increase (decrease) in unearned premiums	(812)	(48)
Increase (decrease) in amounts due to reinsurers	425	213
Increase (decrease) in losses in course of payment	62	(23)
Change in equity adjustments in limited partnerships	(424)	(242)
Distribution of limited partnership income	176	128
Change in other assets and liabilities, net	302	(204)
Non-cash compensation expense	58	43
Amortization of bond premium (accrual of bond discount)	(98)	(122)
Net (gains) losses on investments	86	59
Net cash provided by (used in) operating activities	1,606	3,466

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called/repaid - available for sale	3,201	3,376
Proceeds from fixed maturities sold - available for sale	1,485	933
Proceeds from fixed maturities matured/called/repaid - held to maturity	91	156
Proceeds from fixed maturities sold - held to maturity	—	10
Proceeds from equity securities sold	36	55
Distributions from other invested assets	202	266
Cost of fixed maturities acquired - available for sale	(4,948)	(8,021)
Cost of fixed maturities acquired - held to maturity	(84)	(6)
Cost of equity securities acquired	(3)	(2)
Cost of other invested assets acquired	(325)	(406)
Net change in short-term investments	(47)	945
Net change in unsettled securities transactions	22	(66)
Net cash provided by (used in) investing activities	(369)	(2,759)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued (redeemed) during the period for share-based compensation, net of expense	(18)	(19)
Purchase of net treasury shares	(1,198)	(400)
Dividends paid to shareholders	(233)	(253)
Cost of shares withheld on settlements of share-based compensation awards	(24)	(20)
Net cash provided by (used in) financing activities	(1,474)	(693)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	47	(24)

Net change in cash including balances classified as held-for-sale	(190)	(10)
Net change in cash balances classified as held-for-sale	(141)	—
Cash, beginning of period	1,318	1,549
Cash, end of period	$987	$1,539

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$342	$98
Interest paid	106	91

NON-CASH TRANSACTIONS:
Non-cash limited partnership distribution	$—	$8
Non-cash restructure of equity securities and other invested assets	20	—
Non-cash restructure of fixed maturity securities - available for sale and equity securities	6	—